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                                                                     Exhibit 5.1

                    [Letterhead of Playboy Enterprises, Inc.]


                                         April 19, 2004


Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611

     Re:  Playboy Enterprises, Inc.
          Registration Statement on Form S-3
          (File No. 333-112682)
          ----------------------------------
Ladies and Gentlemen:

     I am the Executive Vice President, Law and Administration, General Counsel and Secretary to Playboy Enterprises, Inc., a Delaware corporation (the "Company"). I am acting as counsel for the Company in connection with the offering by the Company of up to 4,385,392 shares (including 785,392 shares subject to an over-allotment option) and the sale by certain selling shareholders (the "Selling Shareholders") of up to 1,635,948 shares (the "Secondary Shares") of the Company's Class B common stock, par value $0.01 per share (the "Common Stock"). The Secondary Shares include 150,000 shares of Common Stock (the "Outstanding Secondary Shares") that are currently issued and outstanding and 1,485,948 shares of Common Stock (the "Conversion Secondary Shares") that will be acquired by a Selling Shareholder upon conversion of the Company's outstanding shares of Series A Convertible Preferred Stock (the "Preferred Stock") pursuant to the Certificate of the Designations, Powers, Preferences and Rights of the Preferred Stock (the "Preferred Stock Certificate of the Designations").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In rendering the opinions set forth herein, I have examined originals or copies of the following: (i) the registration statement on Form S-3 (File No. 333-112682) of the Company as filed with the Securities and Exchange Commission (the "Commission") on February 11, 2004 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on April 7, 2004 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of

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Playboy Enterprises, Inc.
April 19, 2004
Page 2

Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, the Selling Shareholders and Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect and as in effect at the time of original issuance of the Outstanding Secondary Shares and the Preferred Stock; (vii) the Amended and Restated By-Laws of the Company, as currently in effect and as in effect at the time of original issuance of the Outstanding Secondary Shares and the Preferred Stock; (viii) certain resolutions of the Board of Directors of the Company, relating to the original issuance of the Outstanding Secondary Shares and related matters;
(ix) certain resolutions of the Board of Directors of the Company, relating to the issuance of the Preferred Stock and the Conversion Shares; and (x) the Preferred Stock Certificate of the Designations. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and of public officials.

     I do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement. I am admitted to the practice of law in the State of Illinois.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Outstanding Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     2. The Conversion Secondary Shares have been duly authorized by the Company and, when certificates representing the Conversion Secondary Shares in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to the Selling Shareholder upon conversion of the Preferred Stock pursuant

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Playboy Enterprises, Inc.
April 19, 2004
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to the Preferred Stock Certificate of the Designations, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the inclusion of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                               Very truly yours,

                               /s/ Howard Shapiro
                               -------------------------------------------------
                               Howard Shapiro
                               Executive Vice President, Law and Administration, General Counsel and Secretary